Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the EntrepreneurShares Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the EntrepreneurShares Series Trust for the year ended June 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the EntrepreneurShares Series Trust for the stated period.

/s/ Dr. Joel M. Shulman Dr. Joel M. Shulman President, EntrepreneurShares Series Trust	/s/ David Cragg David Cragg Treasurer, EntrepreneurShares Series Trust
Dated: September 6, 2017	Dated: September 6, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by EntrepreneurShares Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.